Exhibit 10.2

EXECUTION VERSION

FRE 408

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 20, 2011 (the “Effective Date”), by and among comScore, Inc., a Delaware corporation (the “Company”), and The Nielsen Company (US), LLC, a Delaware limited liability company (the “Purchaser”), for the purchase and sale by the Purchaser of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

RECITALS

A. The Company and the Purchaser are concurrently entering into that certain Patent Purchase, License and Settlement Agreement by and between the Company and the Purchaser of even date herewith (the “Settlement Agreement”) and that certain Voting Agreement by and between the Company and the Purchaser of even date herewith (the “Voting Agreement”);

B. The Settlement Agreement contemplates the issuance and sale of the Shares (as defined below) by the Company pursuant to the terms of this Agreement as good and valuable consideration for the rights granted to the Company therein.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

ARTICLE I

Purchase and Sale of Common Stock

Section 1.1 Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of nine hundred seventy four thousand three hundred fifty eight (974,358) shares of common stock of the Company (collectively, the “Shares”), representing that number of shares of Common Stock of the Company equal to $19,000,000 divided by the greater of $19.50 or the trailing average closing price as reported by NASDAQ for the 30 trading days immediately preceding the Effective Date in exchange for the Purchaser’s execution and the rights and privileges contemplated pursuant to the Settlement Agreement. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agree to purchase the Shares. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1700 K Street, NW, Fifth Floor, Washington, DC 20006, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV, or at such other time and place or on such date as the Purchaser and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”). At the Closing, the Purchaser shall deliver either original or electronic copies of manually, executed counterparts of the Settlement Agreement against the issuance by the Company of the Shares.

Section 1.3 Delivery. At the Closing or as promptly thereafter as is practicable (but in no event more than five (5) Business Days after the Closing Date), the Company shall deliver to the Purchaser certificates representing the portion of the Shares purchased by the Purchaser (it being understood that the Purchaser shall be record holders of the Shares on the Closing Date). For purposes hereof, the term “Business Day” shall mean a day other than Saturday, Sunday or a federal holiday in which the New York Stock Exchange is closed for trading.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization; Standing and Power. The Company and each of its Significant Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to the Company. For purposes of this Agreement, the term “Significant Subsidiary” shall have the meaning provided by Rule 1-02 of Regulation S-X of the Commission; (iii) “Subsidiary Charter Documents” shall mean the certificate of incorporation and bylaws, or like organizational documents of a Subsidiary; and (iv) “Commission” shall mean the Securities and Exchange Commission. For purposes of this Agreement, the term “Material Adverse Change” when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the transactions contemplated by the Transaction Documents in accordance with the terms thereof and applicable legal requirements.

(b) Charter Documents. The Company is not in violation of any of the provisions of the Company Charter Documents. For purposes of this Agreement, the term “Company Charter Documents” shall mean a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of the Company, each as amended to date.

(c) Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned subsidiary of the Company, or the Company and another wholly-owned subsidiary of the Company, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Change to the Company or a Material Adverse Change to such Significant Subsidiary. Other than the subsidiaries of the Company, neither the Company nor any of its subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other person. For purposes of this Agreement, the term “Lien” shall mean pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

(d) Capital Stock. Each share of capital stock of the Company which may be issued as contemplated or permitted by the Transaction Documents will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights, free and clear of all Liens, and free of restrictions on transfer other than restrictions on transfer contemplated by the Transaction Documents, including those provided in this Agreement, and applicable state and federal securities laws.

(e) Other Securities. Except as otherwise disclosed in the SEC Reports filed prior to the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking.

(f) Authority. The Company has all requisite corporate power and authority to enter into this Agreement, the Voting Agreement and the Settlement Agreement and the other agreements and documents contemplated hereby and thereby which are executed by the Company or to which the Company is a party (all of the foregoing agreements and documents, including this Agreement, are collectively referred to herein as the “Transaction Documents”). The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or other proceedings on the part of the Company is necessary to authorize the execution and delivery of the Transaction Documents or to consummate the transactions contemplated thereby. The Transaction Documents have been, or will be upon the Closing, duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The issuance of the Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and nonassessable.

(g) Non-Contravention. The execution and delivery of the Transaction Documents by the Company does not, and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby will not: (i) conflict with or violate the Company Charter Documents, (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Significant Subsidiaries pursuant to, any material agreement, contract or instrument of the Company or by which the Company or any of its assets are bound, or (iii) trigger anti-dilution rights or other rights to acquire additional equity securities of the Company.

(h) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other person is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby. For the purposes of this Agreement, “Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(i) Commission Filings. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the Commission since December 1, 2010. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on the SEC Reports filed prior to the date hereof, there has been no Material Adverse Change to the Company since September 30, 2011.

(j) Purchaser Not an Affiliate. The Company is not aware of any facts that would result, immediately prior to or upon the consummation of the transactions contemplated by this Agreement, in the Purchaser being deemed an “affiliate” of the Company for the purpose of Rule 144 promulgated under the Securities Act.

(k) Internal Controls. As of September 30, 2011, the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) (the “Disclosure Controls”) were effective, in all material respects, to ensure that information required to be disclosed in the reports that it files and submits under the Exchange Act (i) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rule and forms and (ii) is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. During the period from September 30, 2011 until the date of this Agreement, there were no changes in the Company’s internal control over financial reporting (the “Financial Reporting Controls”) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. As of September 30, 2011, the Company had: (i) designed the Disclosure Controls, or caused such the Disclosure Controls to be designed under its management’s supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s management by others within those entities; and (ii) designed the Financial Reporting Controls, or caused the Financial Reporting Controls to be designed under the Company’s management supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes by the Company in accordance with United States generally accepted accounting principles. From September 30, 2011 through the date of this Agreement, the Company has not reported to the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) or the Board (i) any change in the Disclosure Controls or the Financial Reporting Controls or (ii) any suspected act of fraud involving management or other employees who have a significant role in the Disclosure Controls or the Financial Reporting Controls, either of which, if determined adversely, would reasonably be expected to constitute a Material Adverse Change to the Company.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of the Purchaser or its board of directors, stockholders, or partners, as the case may be, is required. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. The Purchaser is acquiring the Shares solely for its own account and not with a view to or for sale in connection with the distribution thereof. The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares, and (iii) has been given appropriate access to such records of the Company and its subsidiaries and to the officers of the Company as it has deemed necessary or appropriate to conduct a due diligence investigation.

(d) Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(e) Additional Restrictions. The Purchaser understands that the Shares are subject to certain covenants as described in Article III of this Agreement.

(f) No General Solicitation. The Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(g) Equity Owned. Excluding the Shares to be issued pursuant to this Agreement, as of the date hereof neither the Purchaser nor any of its direct or indirect subsidiaries owns any shares of record of the Company’s Common Stock. Excluding the Shares to be issued pursuant to this Agreement, as of the date hereof, neither the Purchaser nor any of its affiliates beneficially own (in accordance with Rule 13d-3 of the Exchange Act) any other shares of the Company’s Common Stock.

(h) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i) Purchaser Not an Affiliate. The Purchaser is not aware of any facts that would result, immediately prior to or upon the consummation of the transactions contemplated by this Agreement, in the Purchaser being deemed an “affiliate” of the Company for the purpose of Rule 144 promulgated under the Securities Act.

ARTICLE III

Covenants

Section 3.1 Trading Prohibition. Subject to Section 3.7(c), until the earlier of (a) the first anniversary of the Effective Date, (b) the termination of Magid M. Abraham as Chief Executive Officer of the Company, (c) a Change of Control or (d) any material breach by the Company of any of the representations, warranties, covenants or agreements made by the Company in any Transaction Document, the Purchaser shall not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act) by Purchaser or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Purchaser also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the foregoing restrictions. For the purposes of this Agreement, “Change of Control” shall mean any one of the following events (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act, except that a person shall be deemed to be the beneficial owner of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s voting securities or otherwise acquires the right to elect a majority of the members of the Board; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to hold securities representing (either by voting securities of the Company continuing to remain outstanding or by such securities being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation, merger or consolidation in substantially the same proportion as immediately before such consolidation, merger or consolidation; (iv) any person or two or more persons acting in concert acquires by contract or otherwise, or enters into a contract or arrangement that, upon consummation, will result in its acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the Board (and taking into account all such securities that such person or group has the right to acquire) representing fifty percent (50%) or more of the combined voting power of such securities; or (v) the individuals who, as of the date hereof, are members of the Board, cease, for any reason, to constitute more than 50% of the number of authorized directors of the Company.

Section 3.2 Volume Restrictions on Resale. Following the Closing and notwithstanding any additional restrictions that may apply pursuant to Section 3.1 hereof, subject to Section 3.7(c), if any Shares are sold for the account of the Purchasers, the amount of Common Stock sold, together with all sales of Common Stock sold for the account of Purchaser within the preceding three months at the time of sale, shall not exceed the greatest of (i) one percent of the Common Stock outstanding as shown by the most recent SEC Report published by the Company, (ii) the average weekly reported volume of trading in Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of proposed sale or (iii) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan, as those terms are defined in Section 600 of Regulation NMS, during the four-week period specified in Section 3.2(ii). The Purchaser also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the foregoing restrictions.

Section 3.3 Standstill. For so long as Purchaser or its successor or assigns hold the Shares, the Purchaser and its wholly owned or controlled subsidiaries shall not, without the prior written consent of the Company or its Board:

(a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Exchange Act), by purchase or otherwise, any capital stock of the Company or direct or indirect rights to acquire any capital stock of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division of the Company or of any such successor or controlling person, except to the extent such acquisition, offer, seeking, proposal or agreement is incidental to a transaction a primary purpose of which is not to acquire capital stock of the Company;

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Commission), or seek to advise or influence any person or entity with respect to the voting of any capital stock of the Company of the Company;

(c) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions) (including to the Board), any extraordinary transaction involving the Company or any of its securities or assets;

(d) form, join or in any way participate in a 13D Group in connection with any of the foregoing;

(e) otherwise act or seek to control or influence the management or Board or policies of the Company, whether alone or in concert with others;

(f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above;

(g) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section in a manner that would require public disclosure; or

(h) direct or instruct any of their respective subsidiaries, representatives or affiliates to take any such action.

For the purposes of this Agreement, “13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of capital stock of the Company that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-l(a) or Schedule 13G pursuant to Rule 13d-1(c) with the Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group (as such term is used in Rule 13d-3 of the Exchange Act) capital stock of the Company representing more than 5% of any class of capital stock of the Company then outstanding.

Section 3.4 Market Stand-off. For so long as it holds the Shares, the Purchaser hereby agrees that, during the period of duration specified by the managing underwriter of common stock or other securities of the Company following the effective date of a registration statement for any public offering of the Company’s Common Stock filed under the Securities Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that: (i) all “named executive officers” (as defined in Item 402 of Regulation S-K) and directors of the Company enter into similar agreements or are bound by similar agreements with the Company and (ii) such market stand-off time period shall not exceed ninety (90) days. The Purchaser agrees to provide to the other underwriters of any such public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with foregoing provisions of this Section. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. Notwithstanding the foregoing, the obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction.

Section 3.5 Effect on Transferees. Notwithstanding any provision of this Agreement to the contrary, (i) the Purchaser may transfer any or all of the Shares to an affiliate without restriction under this Agreement, provided that any such transfer shall be effective only upon the written agreement of such transferee to be bound by the terms of this Agreement with respect to such Shares and (ii) any person that acquires Shares from the Purchaser in a transaction that is in compliance with the terms of this Agreement (except for transactions pursuant to clause (i) of this Section 3.5) shall acquire such Shares free and clear of any and all provisions of this Agreement and shall not be bound by any provision of this Agreement.

Section 3.6 Additional Listing Application. To the extent required by the rules of the Nasdaq Global Market or the Company’s listing agreement with the Nasdaq Global Market, the Company will file a notification form for the listing of additional shares in connection with the transactions contemplated hereby.

Section 3.7 Communications with Governmental Entities.

(a) Except as may be prohibited by any Governmental Entity or by any legal requirement, each of Company and the Purchaser shall: (i) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Shares or any of the transactions contemplated by this Agreement; (ii) give the other party prompt written notice of the receipt of an inquiry, subpoena or commencement of any legal proceeding by or before any Governmental Entity with respect to the Shares or any of the transactions contemplated by this Agreement; and (iii) keep the other party informed as to the status of any such inquiry, subpoena or legal proceeding.

(b) The Company and the Purchaser will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any inquiry, subpoena or legal proceeding under or relating to any federal or state antitrust law and regarding the Shares or any of the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, in connection with any inquiry or legal proceeding under or relating to any federal or state antitrust law and regarding the Shares or any of the other transactions contemplated by this Agreement, each of the Company and the Purchaser will permit authorized representatives of the other party to be present at each meeting or conference relating to any such inquiry or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such inquiry or legal proceeding.

(c) Notwithstanding the foregoing in this Section 3.7, if at any time after a written inquiry or demand from the Federal Trade Commission, the Department of Justice or any other Governmental Entity to the Company or Purchaser, either the Purchaser or the Company, as applicable in such party’s sole discretion and in good faith, believes that such Governmental

Entity has undertaken or intends to undertake a formal investigation of the Purchaser regarding the Shares or any of the transactions contemplated by this Agreement, including without limitation, through the issuance of a Civil Investigative Demand, Request for Additional Information or otherwise, the Purchaser may elect to, or the Company, upon written notice to the Purchaser, may cause the Purchaser to, sell, transfer and divest itself of the Shares, in one or more sales made under Rule 144 promulgated under the Securities Act in one or more ordinary brokerage transactions over any exchange on which the Company’s common stock is listed, notwithstanding any restrictions to the contrary under this Agreement, including without limitation this Article III.

Section 3.8 Purchaser Not an Affiliate. For so long as the Purchaser and its successors and assigns hold any Shares subject to the restrictions on resale provided in this Article III, the Company will not knowingly take any action that may cause the Purchaser to be deemed to be an “affiliate” of the Company for the purpose of Rule 144 promulgated under the Securities Act without the written consent of the Purchaser.

Section 3.9 Information Requirements. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Purchaser to sell securities of the Company to the public without registration, the Company agrees to use its best efforts, for so long as the Purchaser and its successors and assigns hold any Shares subject to the restrictions on resale provided in this Article III, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file promptly all reports and any definitive proxy or information statements or other documents required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act; and

(c) not disclose or otherwise make available to Purchaser any material, non-public information about or relating to the Company.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligations of each Party to Close and Purchase or Sell the Shares. The respective obligations of any party to this Agreement to proceed with the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, or promulgated by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligations of the Purchaser to purchase the Shares from the Company at the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Company is a party shall have been duly executed and delivered by the Company to the Purchaser.

Section 4.3 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation of the Company to sell the Shares to the Purchaser shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Purchaser is party shall have been duly executed and delivered by the Purchaser to the Company.

ARTICLE V

Certificate Legend

Section 5.1 Legend.

(a) Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws) until such legend may be removed as provided in subsection (b) below:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMSCORE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR (B) UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC

OFFERING AS SET FORTH IN THE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE NIELSEN COMPANY (US), LLC, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(b) The Company agrees to reissue certificates representing any of the Shares, without the legend set forth above, if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request; provided that such legends shall not be removed and such proposed transfer will not be effected until: (i) such shares of Common Stock are registered under the Securities Act; (ii) such holder provides the Company with an opinion of counsel acceptable to the Company to the effect that a public sale, assignment or transfer of the shares of Common Stock may be made without registration under the Securities Act and applicable state securities or “blue sky” laws; or (iii) such transfer is in compliance with Rule 144 promulgated under the Securities Act and Sections 3.1 and 3.2 of this Agreement and is pursuant to an ordinary brokerage transaction over an exchange on which the Company’s common stock is listed. In the case of any proposed transfer under this section, the Company shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to general service of process in any state where it is not then subject. The restrictions on transfer contained in this section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by (a) the mutual written consent of the Company and the Purchaser, or (b) any party if the Closing Date has not occurred by December 31, 2011; provided, however, that the right to terminate pursuant to this Section 6.1 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement.

Section 6.2 Effect of Termination. In the event of a termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force or effect, except for this Section 6.2 and Article VII herein, which shall survive the termination of this Agreement. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach of this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any final resolution, settlement, order or award made pursuant to this Section 7.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

Section 7.2 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

Section 7.3 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a)	If to the Purchaser, to:

The Nielsen Company (US), LLC

40 Danbury Road

Wilton, CT 06897

Attention: James W. Cuminale, Chief Legal Officer

Fax No.: 203-568-2876

with a copy to:

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901-2249

Attention: Eric J. Dale

Fax No.: 203-462-7599

(b)	If to the Company, to:

comScore, Inc. 11950 Democracy Drive

6th Floor

Reston, Virginia 20190

Attention: Chief Executive Officer

General Counsel

Phone: 703-438-2100

Fax No.: 703-438-2051

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Robert G. Day, Esq.

Fax No.: 650-493-6811

Section 7.4 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing signed by the party to be charged and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 7.5 Titles; Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

Section 7.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Notwithstanding anything set forth herein to the contrary, the Purchaser may assign this Agreement and the Shares to any affiliate of the Purchaser without notice to or consent of the Company.

Section 7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Electronic delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

Section 7.10 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

Section 7.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing and signed by the parties hereto.

Section 7.12 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

Section 7.13 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

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EXECUTION VERSION

FRE 408

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMSCORE, INC.

By:	/s/ Kenneth Tarpey
Name: Kenneth J. Tarpey
Title: Chief Financial Officer

THE NIELSEN COMPANY (US), LLC

By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Chief Legal Officer